UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a party other than the Registrant	☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

dMY Squared Technology Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2025

dMY Squared Technology Group, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	001-41519	88-0748933
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 North Town Center Drive, Suite 100

Las Vegas, NV 89144

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (702) 781-4313

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	DMYYU	OTC Markets Group, Inc.
Class A common stock, par value $0.0001 per share	DMYY	OTC Markets Group, Inc.
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	DMYYW	OTC Markets Group, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 4, 2025, dMY Squared Technology Group, Inc., a Massachusetts corporation (“dMY”), Rose Holdco Pte. Ltd. (Company Registration No.: 202537774K), a Singapore private company limited by shares (“Holdco”), and Horizon Quantum Computing Pte. Ltd. (Company Registration No.: 201802755E), a Singapore private limited company by shares (“Horizon”), entered into Subscription Agreements (the “PIPE Subscription Agreements”) with certain institutional and accredited investors, qualified institutional buyers and strategic investors (the “Subscribers”), in connection with the previously-announced business combination among dMY, Holdco, and Horizon (the “Business Combination”). Pursuant to the PIPE Subscription Agreements, Holdco has agreed to issue and sell, and the Subscribers agreed to subscribe for and purchase, in a private placement (the “PIPE Financing”), an aggregate of approximately $110 million of Holdco’s Class A ordinary shares (the “PIPE Class A Ordinary Shares”), at a per share price qual to the price at which dMY’s public shares may be redeemed in connection with the Business Combination.

Pursuant to the PIPE Subscription Agreements, Holdco has agreed to file with the U.S. Securities and Exchange Commission (the “SEC”) (at Holdco’s sole cost and expense), within 15 business days after the consummation of the PIPE Financing (such deadline subject to extension in the event of SEC closures or the unavailability of required financial statements), a registration statement registering the resale of the PIPE Class A Ordinary Shares, and to use its commercially reasonable efforts to have the registration statement declared effective as soon as practicable after the filing thereof.

In connection with the PIPE Subscription Agreement, Holdco, dMY, Horizon and IonQ, Inc. (“IonQ”), one of the Subscribers, entered into an agreement (the “Side Letter”), which includes, among other things that:

●	IonQ will have a right to select one initial director of Holdco to serve on Holdco’s board of directors (the “Holdco Board”) after the closing of the transactions contemplated by the Business Combination Agreement (as defined below) who shall (i) qualify as an independent director under the rules of the Stock Exchange (as defined below), (ii) be unaffiliated with IonQ and (iii) be subject to Horizon’s, Holdco’s, and dMY’s approval;

●	for so long as IonQ holds not less than 5% of Holdco’s outstanding voting securities, IonQ will have the right to nominate one director to serve on the Board who shall (i) qualify as an independent director under the rules of the Stock Exchange (as defined below), (ii) be unaffiliated with IonQ and (iii) be subject to Holdco’s approval;

●	IonQ will enter into a lock-up agreement with Holdco, in substantially the same form as the lock-up agreement included as Annex D to the Business Combination Agreement, pursuant to which IonQ will agree not to transfer (except for certain permitted transfers as set forth therein) the PIPE Class A Ordinary Shares until the earlier of 18 months after the closing date and the date on which Holdco completes a liquidation, merger, capital share exchange, reorganization or other similar transaction that results in all of Holdco’s shareholders having the right to exchange their Holdco Class A ordinary shares for cash, securities or other property;

●	the closing of the IonQ PIPE Subscription Agreement will be conditioned on the entry into a commercial agreement by the parties relating to the purchase by Holdco or Horizon of quantum computing hardware from IonQ;

●	subject to certain exceptions, for so long as IonQ holds not less than 5% of Holdco’s outstanding voting securities, IonQ shall have a right to be notified of (i) Holdco’s receipt of an offer to acquire 5% or more of its outstanding voting securities or assets and (ii) terms of any proposed sale of securities of Holdco in which the aggregate proceeds are expected to equal or exceed $10 million.

The PIPE Financing is expected to close substantially concurrently with the closing of the Business Combination, subject to the satisfaction of certain closing conditions, including: (i) that after giving effect to the issuance of the aggregate number of PIPE Class A Ordinary Shares pursuant to the PIPE Financing and the closing of the Business Combination, no fewer than 10,000,000 Class A ordinary shares of the share capital of Holdco shall be issued and outstanding, and all such issued and outstanding shares shall have been issued prior to or contemporaneously with the consummation of the PIPE Financing, (ii) that Holdco’s Class A ordinary shares have been approved for listing on the New York Stock Exchange, the NYSE American, or Nasdaq, as mutually determined by dMY and Horizon (the “Stock Exchange”), (iii) that there shall have been no amendment, modification, or waiver of the Business Combination Agreement that would be reasonably expected to materially and adversely affect the economic benefits that the Subscribers would reasonably expect to receive under the Subscription Agreement, and (iv) the accuracy of the representations and warranties made by the parties, subject to customary bring-down standards, and the material performance by the parties of their covenants, and other customary closing conditions.

The foregoing description of the PIPE Subscription Agreement and Side Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the form of PIPE Subscription Agreement and Side Letter, copies of which are included as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On December 5, 2025, dMY, Holdco and Horizon issued a joint press release announcing their entry into the PIPE Subscription Agreements. The press release is furnished hereto as Exhibit 99.1 and incorporated by reference into this Item 7.01.

The foregoing (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Additional Information about the Business Combination and Where to Find It

In connection with the Business Combination, Holdco and Horizon will file a registration statement on Form F-4 relating to the Business Combination and certain other matters (the “Registration Statement”), which will include a preliminary proxy statement of dMY and a preliminary prospectus of Holdco with respect to the securities to be offered in the Business Combination. After the Registration Statement is declared effective, dMY will mail a definitive proxy statement/prospectus to its shareholders as of a record date to be established for voting on the Business Combination. The Registration Statement, including the proxy statement/prospectus contained therein, will contain important information about the Business Combination and the other matters to be voted upon at a special meeting of shareholders of dMY (the “Special Meeting”). This Current Report on Form 8-K does not contain all the information that should be considered concerning the Business Combination and other matters and is not intended to provide the basis for any investment decision or any other decision in respect of such matters. dMY, Holdco and Horizon may also file other documents with the SEC regarding the Business Combination. dMY’s shareholders and other interested persons are advised to read, when available, the Registration Statement, including the preliminary proxy statement/prospectus contained therein, the amendments thereto and the definitive proxy statement/prospectus and other documents filed in connection with the Business Combination, as these materials will contain important information about dMY, Horizon, Holdco, and the Business Combination. The documents filed by dMY, Holdco and Horizon with the SEC also may be obtained free of charge upon written request to dMY at dMY Squared Technology Group, Inc., 1180 North Town Center Drive, Suite 100, Las Vegas, Nevada 89144.

Additional Information about the Extension and Where to Find It

dMY filed with the SEC a definitive proxy statement dated November 25, 2025 (the “Extension Proxy Statement”) in connection with dMY’s solicitation of proxies for the vote by dMY shareholders to approve an amendment to dMY’s amended and restated articles of organization to extend (the “Extension”) the date by which dMY must consummate an initial business combination. The Extension Proxy Statement was mailed to dMY’s shareholders of record as of November 19, 2025, the record date established for voting on the Extension. dMY may also file other relevant documents regarding the Extension with the SEC. This Current Report on Form 8-K and the exhibit hereto do not contain all the information that should be considered concerning the Extension and is not intended to form the basis of any investment decision or any other decision in respect of the Extension. Before making any voting or investment decision, investors, security holders of dMY, and other interested persons are urged to read the Extension Proxy Statement and any amendments or supplements thereto in connection with dMY’s solicitation of proxies to approve, among other things, the Extension, because these documents will contain important information about dMY and the Extension.

Investors and security holders will also be able to obtain free copies of the Extension Proxy Statement and all other relevant documents filed or that will be filed with the SEC by dMY through the website maintained by the SEC at www.sec.gov. The documents filed by dMY with the SEC also may be obtained free of charge upon written request to dMY Squared Technology Group, Inc., 1180 North Town Center Drive, Suite 100, Las Vegas, NV 89144.

Participants in the Solicitation

Horizon, Holdco and dMY and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of dMY’s shareholders in connection with the Business Combination. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of dMY’s directors and officers in dMY’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on April 3, 2025 (the “dMY Annual Report”) or its subsequent quarterly reports. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to dMY’s shareholders in connection with the Business Combination will be set forth in the proxy statement/prospectus for the Business Combination when available. Information concerning the interests of Horizon’s, Holdco’s and dMY’s participants in the solicitation, which may, in some cases, be different than those of their respective equityholders generally, will be set forth in the proxy statement/prospectus relating to the Business Combination when it becomes available.

dMY and its directors and officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Extension. Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the Extension Proxy Statement. You may obtain free copies of these documents using the sources indicated above.

Disclaimer

Past performance by Horizon’s or dMY’s management teams and their respective affiliates is not a guarantee of future performance. Therefore, you should not place undue reliance on the historical record of the performance of Horizon’s or dMY’s management teams or businesses associated with them as indicative of future performance of an investment or the returns that Horizon or dMY will, or are likely to, generate going forward.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K and the exhibit hereto include “forward-looking statements” with respect to dMY, Holdco and Horizon. The expectations, estimates, and projections of the businesses of Horizon and dMY may differ from their actual results and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “anticipate,” “intend,” “may,” “will,” “could,” “should,” “potential,” and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements include, without limitation, expectations with respect to future performance and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination, and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results and are subject to, without limitation, (i) known and unknown risks, including the risks and uncertainties indicated from time to time in the dMY Annual Report, dMY’s other filings with the SEC, and Registration Statement, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by dMY, Holdco or Horizon; (ii) uncertainties; (iii) assumptions; and (iv) other factors beyond dMY’s, Holdco’s, or Horizon’s control that are difficult to predict because they relate to events and depend on circumstances that will occur in the future. They are neither statements of historical fact nor promises or guarantees of future performance. Therefore, actual results may differ materially and adversely from those expressed or implied in any forward-looking statements and dMY, Holdco, and Horizon therefore caution against placing undue reliance on any of these forward-looking statements.

Many of these factors are outside of the control of dMY, Holdco and Horizon and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination the Business Combination Agreement; (2) the outcome of any legal proceedings that may be instituted against the parties following the announcement of the Business Combination and the Business Combination Agreement; (3) the inability to complete the Business Combination, including due to the failure to obtain approval of the shareholders of Horizon and dMY or other conditions to closing the Business Combination; (4) changes to the structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination; (5) Horizon’s ability to scale and grow its business, and the advantages and expected growth of Horizon; (6) the cash position of Horizon following closing of the Business Combination; (7) the inability to obtain or maintain the listing of Holdco’s securities on the New York Stock Exchange, the NYSE American, or Nasdaq following the Business Combination; (8) the risk that the announcement and pendency of the Business Combination disrupts Horizon’s current plans and operations; (9) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of Holdco to grow and manage growth profitably and source and retain its key employees; (10) costs related to the Business Combination; (11) changes in applicable laws and regulations or political and economic developments; (12) the possibility that Horizon may be adversely affected by other economic, business and/or competitive factors; (13) Horizon’s estimates of expenses and profitability; (14) the amount of redemptions by dMY public shareholders in connection with the Extension and the Business Combination; (15) difficulties operating Horizon Quantum’s quantum processor and the possibility that the quantum processor does not provide the advantages that Horizon Quantum expects; (16) the ability to successfully or timely consummate the PIPE Financing; (17) the entry into the Side Letter, and our ability to recognize the benefits of the Side Letter; and (18) other risks and uncertainties included in the “Risk Factors” sections of the dMY Annual Report, dMY’s other filings with the SEC, and the Registration Statement and other documents filed or to be filed with the SEC by Horizon, Holdco and dMY. The foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. Horizon, Holdco and dMY do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law.

No Offer or Solicitation

This Current Report on Form 8-K and the exhibit hereto do not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the Business Combination or the Extension. This Current Report on Form 8-K and the exhibit hereto also do not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are filed or furnished with this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Form of PIPE Subscription Agreement
10.2	Letter Agreement, dated December 4, 2025, by and among dMY Squared Technology Group, Inc., Horizon Quantum Computing Pte. Ltd., Rose Holdco Pte. Ltd., and IonQ, Inc.
99.1	Press Release, dated December 5, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DMY SQUARED TECHNOLOGY GROUP, INC.

Date: December 5, 2025	By:	/s/ Harry L. You
	Name:	Harry L. You
	Title:	Chief Executive Officer, Chief Financial Officer and Chairman